Exhibit 6

AMENDED ARTICLES OF INCORPORATION

To The Honorable John E. Washburn

Director of Insurance of the

State of Illinois

Springfield, Illinois

The Horace Mann Life Insurance Company, authorized to transact business as an insurance company under the provisions of Article II of the Illinois Insurance Code hereby adopts the following amended Articles of Incorporation:

ARTICLE I

The name of said Corporation shall be Horace Mann Life Insurance Company.

ARTICLE II

The location of its principal office shall be in the City of Springfield, County of Sangamon, and State of Illinois.

ARTICLE III

The period of duration shall be perpetual.

ARTICLE IV

It proposes to engage in the following kind of insurance business specified in Section 4 of said code:

Class 1(a) Life. - Insurance on the lives of persons and every insurance appertaining thereto or connected therewith and granting, purchasing or disposing of annuities. Policies of life or endowment insurance or annuity contracts or contracts supplemental thereto which contain provisions for additional benefits in case of death by accidental means and provisions operating to safe-guard such policies or contracts against lapse or to give a special surrender value, or special benefit, or an annuity, in the event that the insured or annuitant shall become totally and permanently disabled as defined by the policy or contract, shall be deemed to be policies of life or endowment insurance or annuity contracts within the intent of this clause.

Class 1(b) Accident and Health. - Insurance against bodily injury, disablement or death by accident and against disablement resulting from sickness or old age and every insurance appertaining thereto.

ARTICLE V

Sec. 1 The governing body of the Company shall be a Board of Directors consisting of not less than three nor more than twenty-one members as shall be provided for in the by-laws of the Corporation. The term of office of the members of the Board of Directors shall be for one year.

Sec. 2 In all elections for Directors, every shareholder shall have the right to vote, in person or by proxy, for the number of shares owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of Directors multiplied by the number of shares shall equal, or distribute them on the same principle among as many candidates as he shall think fit.

ARTICLE VI

Sec. 1 The amount of the authorized capital of the Company shall be $5,000,000.00; the aggregate number of common shares which the Company shall have the authority to issue without further amendment of this Article shall be 5,000,000 shares. The number of shares issued and outstanding on the effective date of this Article was 120,000 shares each having a par value of $5.00 per share; each of such 120,000 issued and outstanding shares shall be changed into 5 fully paid and nonassessable common shares having a par value of $1.00 so that the number of shares issued and outstanding on the effective date of this Article, as adjusted, shall be 600,000 shares.

Sec. 2 The Board of Directors shall have the power, by appropriate resolution, to authorize the issuance or sale at any time or from time to time of the whole or any part of the Company’s authorized but unissued common shares as additions to paid up capital pursuant to one or more permits issued at any time or from time to time by the Director of Insurance of the State of Illinois.

ARTICLE VII

No holder of shares of the capital stock of the Company shall have any preemptive or preferential right to purchase, subscribe for, or receive any shares of stock of the Company, or any securities convertible into shares of stock of the Company, whether issued for cash, property, services, or otherwise, which shall be authorized to be and are issued and sold prior to September 30, 1964 to those associations of educators, commonly known as “State Education Associations”, or departments, divisions, or affiliates thereof, which are located in states of the United States in which the Company is presently licensed to do and is doing business; provided that this Article VII shall apply only with respect to an aggregate of not more than 100,000 shares of stock of the Company.

The foregoing are certified to be the true and correct Articles of Incorporation of the above Company as amended May 7, 1986.

(SEAL)
Paul J. Kardos, President	Fredric Mendelsohn, Secretary

STATE OF ILLINOIS	)
	)	SS
COUNTY OF SANGAMON	)

I, Linda Louise Sacco, a Notary Public in and for the County and State aforesaid, do hereby certify that on September 15, 1986, personally appeared before me Paul J. Kardos and Fredric Mendelsohn, President and Secretary, respectively, of the Horace Mann Life Insurance Company, to me personally known to be the same persons who executed the foregoing amended Articles of Incorporation and severally acknowledged that they have executed the same for the purpose therein stated.

(SEAL)
Notary Public

My commission expires: October 23, 1989.

Approved this 22nd day of September, 1984.

Director of Insurance

HORACE MANN LIFE INSURANCE COMPANY

* * * * *

RESTATED

BY-LAWS

* * * * *

ARTICLE I

OFFICES

The principal office of the Horace Mann Life Insurance Company, an Illinois stock insurance company, herein called “the company” shall be located in the City of Springfield, and County of Sangamon. The company may have such other offices, either within or without the State of Illinois, as the business of the company may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the fourth Saturday in April in each year at the hour of 10:00 A.M. for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting may be held on the next succeeding business day. If the election of directors shall not be held on a day-designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the Shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meeting of the Shareholders may be called by the Chairman of the Board, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the company.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place or meeting shall be the principal office of the company.

SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (or in the case of a merger or consolidation, not less than twenty) nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the

Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than forty days and, in case of a meeting of Shareholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the company shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

SECTION 7. QUORUM. A majority of the outstanding shares of the company, represented in person or by proxy shall constitute a quorum at any meeting of Shareholders provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

SECTION 8. MANNER OF ACTING. The act of the majority of the Shareholders present at a meeting at which a quorum is present shall be the act of the Shareholders unless a different vote is required herein by the Articles of Incorporation or by law.

SECTION 9. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 10. VOTING OF SHARES. Subject to the provisions of Section 11 of this article, each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

SECTION 11. CUMULATIVE VOTING. In all elections for Directors, every Shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he thinks fit.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the company shall be managed by its Board of Directors. The Board of Directors may exercise all powers, rights and privileges of the company and do all acts and things which may be done by the company as are not by statute, by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the Shareholders.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors of the company shall be composed of not less than three (3) nor more than twenty-one (21) natural persons, who are Shareholders of the company except where the company is wholly-owned subsidiary of another company, and who are at least twenty-one (21) years of age and at least 3 of whom are residents and citizens of Illinois. Directors shall hold office until the next annual meeting of Shareholders or until their successors shall have been elected and qualified. The number of Directors shall be seven (7). (Amended 07/01/98; 04/27/02)

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution. At least one such additional regular meeting shall be held each year.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held pursuant to a written call executed by the President or any seven Directors, or a majority of the entire Executive Committee of the Board pursuant to a resolution of such Committee. Such written call shall be delivered to the Secretary of the company and shall specify the time and the place, either within or without the State of Illinois, for holding such special meeting of the Board of Directors.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting, except as otherwise provided by the statutes of the State of Illinois.

SECTION 6. QUORUM. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors provided, that if less than a majority is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a different vote is required herein, by the Articles of Incorporation, or by law.

SECTION 8. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 10. COMPENSATION. Members of the Board of Directors may receive such compensation and reimbursement of expenses for attendance at board meetings as the board may from time to time by resolution provide. No such compensation or reimbursement shall preclude any director from serving the company in any other capacity and receiving compensation therefor.

EXECUTIVE COMMITTEE, INVESTMENT

COMMITTEE, NOMINATING COMMITTEE

AND OTHER COMMITTEES

SECTION 1. DESIGNATION AND TERM OF OFFICE. At each regular meeting of the Board of Directors held immediately after the annual meeting of the Shareholders of the company, the board may, by resolution passed by a majority of the whole board, create an Executive Committee composed of at least three (3) directors and other committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the board in the management of the business affairs of the Corporation and may authorize the seal of the company to be affixed to all papers which may require it. Such committee or committees shall have the name or names determined by resolution adopted by the Board and the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Additionally, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any such absent or disqualified member.

SECTION 2. REMOVAL. Any member of any such committees may be removed by the Board of Directors whenever in its judgment the best interest of the company would be served thereby.

SECTION 3. VACANCIES. A vacancy on any committee because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors by resolution (passed by a majority of the whole board in the case of the Executive Committee) for the unexpired portion of the term.

SECTION 4. QUORUM AND MANNER OF ACTING. Each such committee may prescribe for the conduct of its business such rules and regulations, not inconsistent with these By-Laws or resolutions of the board, as it shall deem necessary or desirable, including, without limitations, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of each such committee shall constitute a quorum. The act of the majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee, unless a different vote is required herein, by the Articles of Incorporation, or by law. Each such committee shall keep minutes of its proceedings, and it shall report all action taken by it to the board at the meeting thereof held next after the taking of such action.

SECTION 1. NUMBER. The officers of the company shall be a Chairman, a President, one or more Vice Presidents as may be elected or appointed from time to time by the Board of Directors, a Treasurer, a Secretary, and such Assistant Secretaries, Assistant Treasurers and other officers as may be elected or appointed from time to time by the Board of Directors.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the company shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held immediately after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies or new offices may be filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the company would be served thereby, but such removal shall be without prejudice to the contract rights, if any of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of Shareholders and of the Board of Directors. The Chairman shall exercise such powers as are from time to time, assigned to him by Board and as may be provided by law. In the event of death, disability or temporary absence of the Chairman, the Board may designate any person as Acting Chairman, who during the time of such designation, shall have all the powers and duties of the Chairman.

SECTION 6. THE PRESIDENT. Subject to the direction of the Board or of the Executive Committee, and subject to the powers herein vested in the Chairman of the Board, the President shall be the chief executive officer of the company and shall have general charge and executive management of the business and operations of the company. He shall keep the Board, the Executive Committee and the Chairman of the Board informed concerning the policy of the company and the preparation of agendas for meetings of the Shareholders, the Board of Directors and the Executive Committee of the company. He shall prepare and recommend for adoption the annual budget of the company. He may sign any deeds, mortgages, bonds, contracts or other instruments in the name of the company, and in general shall perform all duties incident to the office of chief executive officer of the company and such other duties as may be prescribed from time to time by the Board of Directors.

SECTION 7. VICE-PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act the Vice-Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the President or the Board of Directors.

SECTION 8. THE TREASURER. The Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine, subject, however, to applicable rules of the Department of Insurance of the State of Illinois. He shall have charge and custody of and be responsible for all funds and securities of the company, receive and give receipts for moneys due and payable to the company from any source whatsoever, deposit all such moneys in the name of the company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws, and in general perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee of the company.

SECTION 9. THE SECRETARY. The Secretary shall supervise the keeping of records of the meetings of the Shareholders, the Board of Directors and the Executive Committee of the company: see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law: be custodian of the corporate records and of the seal of the company; and in general perform all duties incident to the Office of the Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee of the company.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine, subject, however, to applicable rules of the Department of Insurance of the State of Illinois. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors of the company.

SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the company.

ARTICLE VI

CONTRACTS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

SECTION 2. DEPOSITS. All funds of the company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the company shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the company. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the company. All certificates surrendered to the company for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the Board of Directors may prescribe.

SECTION 2. TRANSFER OF SHARES. Transfers of share of the company shall be made only on the books of the company at the request of the holder of record thereof or his legal representative, who shall furnish proper evidence of authority to transfer, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the company, and on surrender for cancellation of the certificate for such share. The person in whose name shares stand on the books of the company shall be deemed the owner thereof for all purposes as regards the company.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. LITIGATION BROUGHT BY THIRD PARTIES. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a Director or Officer of the company, or is or was serving at the request of the company as a Director or Officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. LITIGATION BY OR IN THE RIGHT OF THE COMPANY. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a Director or Officer of the company, or is or was serving at the request of the company as a Director or Officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the Circuit Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Circuit Court or such other court shall deem proper.

SECTION 3. SUCCESSFUL DEFENSE. To the extent that a person who is or was a Director or Officer of the company, or of any other Corporation, partnership, joint venture, trust or other enterprise with which he is or was serving in such capacity at the request of the company has been successful on the merits or otherwise in defense or any action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. DETERMINATION OF CONDUCT. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the company only upon a determination that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 or 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

SECTION 5. ADVANCE PAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in the Article.

SECTION 6. EMPLOYEES OTHER THAN DIRECTORS OR OFFICERS, BY-LAW NOT EXCLUSIVE. Persons who are not Directors or Officers of the company but are employees or agents of the company or are serving at the request of the company as employees or agents of another Corporation, partnership, joint venture, trust or other enterprise may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Company. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any By-Law provision, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 7. INSURANCE. The company may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the company or is or was serving at the request of the company as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Article or of the Business Corporation Act of the State of Illinois.

SECTION 8. EFFECT OF INVALIDITY. The invalidity or unenforceability of any provision of this Article shall not affect the validity or unenforceability of the remaining provisions of this Article.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors of the company by a vote of a majority of the whole Board.

Filed this 26th day of June, 2002

Betty Ann Bohanek, Supervisor
LAH Corporate Unit